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                                                                   Exhibit 10.18

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and entered into as of August 12, 2002, by and between Angelo and Maxie's, Inc., a Delaware corporation (the "Company"), and Thomas J. Walters, an individual whose residence is located at 860 Beverly Place, Lake Forest, Illinois 60045 (the "Consultant").

                                   WITNESSETH:

     WHEREAS, the Consultant has agreed to provide to the Company, and the Company has agreed to avail itself of, the consulting services described herein, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

                                    ARTICLE I
                               CONSULTING SERVICES

     1.1 TERM. The Company hereby retains the Consultant to perform the services described in SECTION 1.2 of this Agreement for a term of three months commencing on the date hereof and ending on the three month anniversary of the date hereof or upon earlier termination in accordance with SECTION 2.1 of this Agreement (the "Consulting Term"). Thereafter, provided this Agreement is still in effect, this Agreement, including the Consulting Term, shall automatically be renewed for additional periods of three months each unless notice of non-renewal is given in writing by one party to the other at least fourteen days prior the expiration date of the then current Consulting Term.

     1.2   PERFORMANCE OF CONSULTING SERVICES.

           (a) During the Consulting Term, and provided that the Company is not in breach of any material obligation to Consultant, Consultant agrees to provide the Company the following services (together, the "Consulting Services"):

                 (i) consultation via telephone, as and when needed, with respect to matters relating to the operating procedures and staffing requirements of the Company's Angelo and Maxie's restaurants (the "A&M Restaurants");

                 (ii) visits to the A&M Restaurants located in New York, New York; Phoenix, Arizona; West Palm Beach, Florida; Reston, Virginia; and Washington, DC, it being understood that Consultant shall average one such visit per week over any twelve week period; the Consultant's schedule shall reasonably accommodate the needs of the A&M Restaurants; and visits to New York, New York and Reston, Virginia/Washington, DC shall be for no less than three full days and visits to West Palm Beach, Florida and Phoenix, Arizona shall be for no less than two full days, in each case, including travel time;

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                 (iii)   attendance and participation at semi-monthly meetings
with the Chief Executive Officer and Corporate Controller of the Company regarding the financial results, projections, operations, and human resources of, and other similar matters relating to, the A&M Restaurants;

                 (iv) attendance at and participation in each of the Company's management presentations to prospective purchasers of one or more of the A&M Restaurants; provided, however, that the Consultant shall not be required to attend or participate in any management presentations involving a prospective purchaser represented by or otherwise including the Consultant; and

                 (v) provision of such other consulting services as are reasonably requested by the Company relating to the A&M Restaurants.

           (b) The Consultant shall devote such time during the Consulting Term as is necessary or desirable for the satisfactory performance of the Consulting Services.

     1.3   REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONSULTANT.

           (a) The Consultant hereby represents and warrants that the execution, delivery and performance of this Agreement by the Consultant does not violate any contract or agreement, whether written or oral, with any other person, firm, partnership, corporation or other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, corporation or other entity.

           (b) The Consultant hereby covenants to the Company that during the Consulting Term, and subject to Section 4.2 below, the Consultant shall faithfully serve and further the interests of the Company in every lawful way, giving honest, diligent, loyal and cooperative service to the Company, and shall comply with all reasonable rules and policies which, from time to time, may be adopted by the Company and made known to the Consultant in writing and which are not inconsistent with the provisions of this Agreement.

     1.4   CONSULTANT'S RELATIONSHIP TO THE COMPANY.

           (a) The Consultant's relationship to the Company hereunder is one of independent contractor and nothing contained in this Agreement shall be construed to imply that the Consultant is an agent of the Company for any purpose, including, without limitation, withholding for purposes of Social Security or income taxes, or entitlement to any insurance, retirement or other employee benefits offered by the Company. The Consultant shall have no right, power or authority to create any obligation, expressed or implied, or to make any representation on behalf of the Company, except as may be expressly authorized in writing from time to time by the Company and then only to the extent of such written authorization.

           (b) The Company shall indemnify and hold the Consultant harmless against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Consultant in connection with any action, suit or proceeding, (other than an action by or in the right of the Company) arising by reason of Consultant's services hereunder, except to the extent that such expenses, judgments, fines and

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amounts paid are incurred as a result of the gross negligence or willful misconduct of the Consultant. This obligation shall survive termination of this Agreement.

                                   ARTICLE II
                                   TERMINATION

     2.1   TERMINATION OF AGREEMENT.

           (a) The Consulting Term may be terminated (i) by either party, for any reason, upon provision of fourteen days prior written notice to the other party; or (ii) by the Company at any time and without notice for cause. For purposes of this SECTION 2.1, "for cause" shall mean (i) the conviction of the Consultant for a felony or a crime involving moral turpitude, or (ii) the commission of any other act or omission involving personal dishonesty, theft, or fraud by the Consultant with respect to the Company.

           (b) The Consulting Term shall automatically terminate without notice in the event a written proposal to acquire one or more of the A&M Restaurants is received by the Company and such proposal is from a party or investor group represented by or otherwise including the Consultant as confirmed in writing by the Consultant.

           (c) On the date of expiration or earlier termination of the Consulting Term for any reason, all of the respective rights, duties, obligations and covenants of the parties, as set forth herein, shall, except as specifically provided herein to the contrary, cease and be of no further force or effect as of the date of said termination, and shall only survive as expressly provided for herein.

     2.2 COMPENSATION UPON TERMINATION. Upon any termination of the Consulting Term, the Consultant shall be entitled to receive compensation and reimbursement of expenses through the date of termination.

                                   ARTICLE III
                                  COMPENSATION

     3.1 COMPENSATION. In consideration for the Consultant's performance of the Consulting Services pursuant to this Agreement, the Company agrees to pay the Consultant, provided that the Consultant is not in breach of any material obligation to the Company, $12,500.00 per month, payable in arrears in semi-monthly amounts of $6,250 on the business day closest to the 15th and last day of each month during the Consulting Term.

     3.2 PAYMENT OF EXPENSES. The Company shall reimburse Consultant for all reasonable, ordinary and necessary out-of-pocket expenses incurred by Consultant in connection with providing the Consulting Services, including, without limitation, travel, lodging, meals and entertainment expenses, which are substantiated and documented by the Consultant. Unless otherwise agreed, travel expenses shall be arranged for by, and directly billed to, the Company. Reimbursement for such expenses not directly paid by the Company shall be made by the Company on a timely basis, consistent with the Company's customary practices, after receipt by the Company of a written invoice for such expenses, together with written evidence of such expenses, from the Consultant. Without limiting the foregoing, (i) the Company shall provide to

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the Consultant parking at the Company's corporate offices and a laptop computer for use by the Consultant in the performance of the Consulting Services hereunder; and (ii) the Company shall pay, or reimburse Consultant pursuant to
Section 3.2 below, for mobile telephone expenses incurred by the Consultant in the performance of the Consulting Services hereunder.

                                   ARTICLE IV
                            CONFIDENTIAL INFORMATION

     4.1 NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Any business, technical and financial information (including, without limitation, the identity of and information relating to customers, suppliers and employees) respecting the business or prospects of the Company, its subsidiaries or any third party developed, learned or obtained by the Consultant in connection with performing Consulting Services pursuant to this Agreement shall constitute "Confidential Information" and shall be and remain the property of the Company. The Consultant shall hold in confidence, and not disclose, any Confidential Information, until the second anniversary of the termination of this Agreement. Confidential Information shall not include (a) information previously known to the Consultant free of any obligation to keep it confidential, or information subsequently made public by the Company, any of its subsidiaries or a third party which has or had the right to disclose the Confidential Information, or (b) information the Consultant is required to disclose to any governmental authority, or to officials or officers of any court or arbitrators, with valid and competent jurisdiction thereof. The Consultant shall return all items and copies containing or embodying Confidential Information to the Company upon any termination of the Consulting Term and as otherwise requested by the Company. The Consultant shall use Confidential Information only for the purposes of performing the Consulting Services hereunder.

     4.2 COVENANT-NOT-TO-COMPETE. The Consultant shall not, during the term of this Agreement, directly or indirectly, as a partner, joint venturer, employer, employee, consultant, shareholder, principal, agent or otherwise, own, manage, operate, render services to, become interested in or associated with, join in, control, participate in, or otherwise carry on any Competing Business. As used herein, "Competing Business" shall mean any restaurant business provided, however, that in no event shall an investment by the Consultant in up to 5% of the voting securities of a publicly held company engaged in a business that competes with the Company constitute a Competing Business. It is hereby acknowledged and agreed that Consultant may explore and possibly participate in a consortium attempting to acquire all, or substantially all, of the Company's assets, with Consultant participating in management and/or as an investor. No such participation, and no related activities and discussions directed at exploring and proceeding with any such offer shall be deemed to violate this or any other provision of the Agreement provided, however, that all members of the consortium are bound by a Confidentiality Agreement with the Company.

     4.3   ENFORCEMENT. In the event the Consultant breaches any of the terms of
SECTION 4.1 or SECTION 4.2 of this Agreement, the Consultant acknowledges and agrees that said breach may result in immediate and irreparable harm to the business and goodwill of the Company and that damages, if any, and remedies at law for such breach may be inadequate and not determinable.

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The Company, upon a breach or violation of SECTION 4.1 or SECTION 4.2 of this
Agreement by the Consultant shall be entitled to (a) apply for and receive from any court of competent jurisdiction equitable relief by way of temporary or permanent injunction to restrain any violation of this Agreement and for such further relief as the court may deem just and proper, at law or in equity, without the need to post any bond or surety, and (b) in the event that the Company shall prevail in enforcing any of its rights hereunder, the Company's reasonable costs and expenses in enforcing such rights under SECTION 4.1 or
SECTION 4.2 of this Agreement (including court costs and reasonable legal fees and expenses).

     4.4 CONTINUING OBLIGATION. The obligations, duties and liabilities of the Consultant pursuant to SECTION 4.1 and SECTION 4.2 of this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided herein notwithstanding any other limitation or termination of the obligations, duties and liabilities of either of the parties to this Agreement.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1 INDEPENDENT AGREEMENT. The Company and Consultant hereby acknowledge that certain severance letter agreement, dated July 15, 2002, between the Company and Consultant (the "Severance Agreement") pursuant to which, among other things, the Company agreed to pay to Consultant certain severance and supplemental pay amounts, all in accordance with and subject to the terms thereof. The Severance Agreement is hereby reaffirmed by the Company and Consultant and acknowledged to be a continuing obligation of the Company and Consultant, notwithstanding the execution of this Agreement. The Severance Agreement shall survive, in accordance with its terms, termination of this Agreement for any reason, including, without limitation, expiration in accordance with the terms hereof or termination of Consultant's consulting obligations hereunder at the election of the Consultant or at the election of the Company, whether for "cause" or without "cause", or otherwise. Under no circumstance shall any breach or alleged breach of this Agreement by Consultant, or any misconduct or alleged misconduct by Consultant, constitute grounds for the withholding by the Company of, or the exercise of offset rights against, any amounts owed to Consultant under the Severance Agreement. The foregoing shall not be interpreted as superseding any provision of the Severance Agreement; it being agreed and understood that although the Company shall be entitled to enforce the Severance Agreement and pursue any remedies available thereunder in accordance with the terms thereof, under no circumstances shall the Company have offset rights hereunder with respect to amounts owing under the Severance Agreement.

     5.2 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery if delivered by facsimile, receipt confirmed; provided that a confirmation copy is sent on the next business day by first class mail, postage prepaid, in each case addressed as follows:

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If to the Consultant:     Mr. Thomas J. Walters
                          860 Beverly Place
                          Lake Forest, Illinois 60045

If to the Company:        Angelo and Maxie's, Inc.
                          640 North LaSalle Street, Suite 295
                          Chicago, Illinois 60610
                          Attention: Company President
                          Facsimile: (312) 649-6941

or to such other address as the recipient party may indicate by a notice delivered to the sending party (such change of address notice to be deemed given, delivered and received only upon actual receipt thereof by the recipient of such notice).

     5.3 ASSIGNMENT AND SUCCESSION. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns. The Consultant may not assign any of his rights or obligations under this Agreement without the prior written consent of the Company.

     5.4 APPLICABLE LAW. This Agreement shall at all times be governed by, and construed in accordance with, the laws of the State of Illinois without regard to the conflict of laws provisions thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in any federal or state court located in Chicago, Illinois, and each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein.

     5.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements and understandings between the parties hereto. This Agreement may be amended, modified or supplemented only by a written instrument executed by both parties hereto.

     5.6 WAIVERS. Any term of this Agreement may be waived by the party or parties entitled to the benefits thereof but only by a writing executed by such party. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     5.7 INTERPRETATION. Article titles and headings to Sections herein are inserted for convenience of reference only and shall not be a part of or affect the meaning or interpretation of this Agreement.

     5.8 UNENFORCEABILITY; SEVERABILITY. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court or arbitrator of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, and all other provisions of this Agreement shall remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court or arbitrator of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible.

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     5.9   COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed and delivered by each of the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement as of the day and year first above written.

                                ANGELO AND MAXIE'S, INC.

                                By: /s/ KENNETH R. POSNER
                                   -------------------------
                                Name: Kenneth R. Posner
                                Its:  President and Chief Executive Officer

                                /s/ THOMAS J. WALTERS
                                ------------------------
                                THOMAS J. WALTERS

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